Exhibit 99.1

SendGrid Announces Second Quarter 2018 Results and Raises Outlook

Revenue of $35.7 million in Q2, Up 32% year over year

Net Loss of $0.3 million with Adjusted Net Income of $2.8 million

Gross Margin Improvement of 220 basis points to 75.3%

Operating Cash Flow of $8.8 million and Free Cash Flow of $3.9 million

DENVER, Colo., July 31, 2018  — SendGrid, Inc. (NYSE: SEND), a leading digital communications platform that drives engagement and growth, today announced second quarter 2018 financial results.

Second Quarter Financial Highlights

•            Total revenue of $35.7 million for the second quarter was up 32% compared with the second quarter of 2017.

•            SendGrid’s Email API revenue of $28.2 million for the second quarter grew by 32% compared with the second quarter of 2017, representing 79% of total revenue, while Marketing Campaigns revenue grew by 97% to $6.3 million compared with the second quarter of 2017 and represented 18% of total revenue.

•            Gross margin in the quarter was 75.3%, up 220 basis points compared with the year-ago period.

•            GAAP net loss in the quarter was $(0.3) million, or $(0.01) per share, compared with $(1.3) million, or $(0.17) per share, in the second quarter of 2017. Second quarter 2018 net loss included $2.8 million of stock compensation expense, an increase of $2 million, from $0.8 million in the second quarter of 2017.

•            Non-GAAP adjusted net income (ANI) was $2.8 million in the quarter, or $0.05 per diluted share on a non-GAAP basis, compared with $0.55 million, or $0.01 per diluted share, in the second quarter of 2017, an increase of $2.3 million.

•            Net cash flows from operating activities in the second quarter were $8.8 million, a $3.6 million increase compared with the second quarter of 2017.

•            Free cash flow in the quarter was $3.9 million, up fivefold compared with $0.7 million in the second quarter of 2017.

•            The company ended the quarter with $182.3 million in cash and cash equivalents, inclusive of net proceeds of $12.4 million from the company’s April 2018 follow-on stock offering.

•            Weighted-average basic common shares outstanding were 44.6 million for the second quarter, compared with 7.9 million for the second quarter of 2017, with 46.4 million common shares outstanding as of June 30, 2018.

•            For purposes of measuring non-GAAP adjusted net income per share, weighted-average diluted common shares outstanding were 52.0 million for the second quarter of 2018, compared with 38.9 million for the second quarter of 2017.

Non-Financial Highlights

•            Ended the quarter with more than 74,000 customers, up 35% compared with the second quarter of 2017.

•            Delivered email volume of 140.2 billion for the second quarter, up 29% compared with the second quarter 2017.

•            Completed company-wide readiness initiatives designed to ensure compliance with the General Data Protection Regulation (GDPR).

•            Drove meaningful customer adoption in the second quarter from its late-first quarter 2018 introduction of a new enhancement to its API sending experience, which provides customers further insights into their sending with additional history and API access.

•            In April, the company opened its newest office location in Redwood City, California, in the heart of Silicon Valley, completing multi-year investments across multiple offices to support future growth.

•            Released its third annual Global Email Benchmark Report, providing insights and email-related metrics to help brands evaluate the effectiveness of their email marketing programs.

•            The company received multiple workplace-related awards in the quarter. It was named one of the Best Workplaces for Millennials by Great Place to Work® and FORTUNE; was recognized for its leadership and inclusion efforts among small and midsize companies in the 2018 Comparably Workplace Awards; and was also recognized as one of the 25 highest rated Public Cloud Computing Companies To Work For in a list released by Battery Ventures and Glassdoor.

“We had a strong second quarter, with accelerating sequential revenue growth, improving gross margins driving sharply higher profitability, and strong free-cash-flow generation,” said Sameer Dholakia, CEO of SendGrid. “We are pleased that our solid first half is carrying over into the second half, and we are raising our outlook for growth and profitability for the year.”

Full Year and Third Quarter 2018 Outlook

Based on information available as of today, SendGrid is increasing its outlook for full year 2018 and setting its outlook for the third quarter 2018.

For 2018, the company now expects to deliver:

•            2018 full year revenue in a range of $142.5 million to $144.0 million, up 28% year over year at the midpoint;

•            2018 full year non-GAAP adjusted net income in a range of $7.0 million to $9.0 million.

For Q3 2018, the company now expects to deliver:

•            Third quarter 2018 revenue in a range of $35.9 million to $36.1 million, up 27% at the midpoint;

•            Third quarter 2018 non-GAAP adjusted net income of approximately $1.25 million to $1.75 million, which does not include approximately $3.0 million of stock compensation expense, and less than $500,000 of restructuring and M&A-related expense.

A reconciliation of non-GAAP adjusted net income to the most directly comparable GAAP measure, or net income (loss), for the full year 2018 is not available on a forward-looking basis without unreasonable efforts and uncertainty due to the unpredictability and complexity of the charges excluded from non-GAAP adjusted net income (loss), including, without limitation, stock-based compensation. Stock-based compensation expenses are impacted by future hiring and retention needs, as well as the future fair market value of SendGrid’s common stock, all of which are difficult to predict and subject to change. SendGrid expects the above charges, including stock-based compensation, collectively will have a significant, and potentially unpredictable, impact on its GAAP net income (loss) for 2018.

Conference Call Information

•                  When: Tuesday, July 31, 2018 at 5 p.m. Eastern Time (3 p.m. Mountain Time)

•                  Domestic Dial In: To access the call toll-free via telephone in North America, please dial: 844-842-1230 (Conference ID: 1192685)

•                  International Dial In: To access the call toll-free internationally, please dial: 647-253-8797 (Conference ID: 1192685)

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about SendGrid’s outlook for the quarter ending September 30, 2018 and the full year ending December 31, 2018 and SendGrid’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.

Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believes,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on and realize the benefits of potential acquisitions and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the period ended March 31, 2018 and our Quarterly Report on Form 10-Q for the period ended June 30, 2018 to be filed with the SEC later today. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We use the non-GAAP financial measure of adjusted net income, which is defined as GAAP net income (loss), excluding stock-based compensation expense, restructuring expense, costs associated with mergers and acquisitions, warrant interest expense and non-capitalizable costs associated with our initial public offering. Due to our significant federal and state net operating loss carryforwards, as well as a full valuation against our net deferred tax assets, there is no income tax effect on adjusted net income in the presented periods. We believe that adjusted net income helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in adjusted net income. Additionally, our executive compensation structure uses an adjusted net income target as one of the components when calculating payments that have been earned. There are a number of limitations related to the use of adjusted net income as compared to net loss, including that adjusted net income excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by purchases of property and equipment and principal payments on capital lease obligations. We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses, investment in our business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.  There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow does not reflect future contractual commitments.

About SendGrid

SendGrid is a leading digital communication platform, enabling  businesses to engage with their customers via email reliably, effectively and at scale. A leader in email deliverability, SendGrid has processed over 45 billion emails each month for internet and mobile-based customers as well as more traditional enterprises.

Disclosure of Material Information

SendGrid announces material information to its investors using SEC filings, press releases, public conference calls and on its investor relations page of the company’s website at https://investors.sendgrid.com.

SENDGRID, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue
Email API	$28,240	$21,411	$54,108	$41,357
Marketing Campaigns	6,294	3,196	11,739	5,896
Predecessor email marketing service	—	1,447	—	2,967
Other	1,141	958	2,397	1,623
Total revenue	35,675	27,012	68,244	51,843
Cost of revenue	8,805	7,274	17,293	13,745
Gross profit	26,870	19,738	50,951	38,098

Operating expenses:
Research and development	9,871	7,139	18,805	13,663
Selling and marketing	8,707	6,870	16,643	13,458
General and administrative	9,165	6,494	18,031	13,538
Loss on disposal of assets	—	2	62	2
Total operating expenses	27,743	20,505	53,541	40,661

Loss from operations	(873)	(767)	(2,590)	(2,563)
Other income (expense), net	563	(566)	1,007	(571)
Net loss	$(310)	$(1,333)	$(1,583)	$(3,134)

Weighted average common shares outstanding	44,581	7,943	43,099	7,896
Net loss per share attributable to common stockholders	$(0.01)	$(0.17)	$(0.04)	$(0.40)

SENDGRID, INC.

Reconciliation of Net Loss to Adjusted Net Income (ANI)

(Unaudited)

	For the Three Months Ended June 30,
(in thousands)	2018	2017
Net loss	$(310)	$(1,333)
Stock-based compensation expense	2,812	793
Restructuring expense	174	167
Merger and acquisition expenses	157	214
Adjustment to redeemable preferred stock warrant	—	544
Certain IPO costs	—	166
Adjusted Net Income (ANI)	$2,833	$551

Weighted average diluted shares outstanding	51,963	38,890
Adjusted Net Income (ANI) / share	$0.05	$0.01

SENDGRID, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(1,583)	$(3,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,243	4,562
Stock-based compensation	4,640	1,381
Adjustment to redeemable preferred stock warrant liability	—	518
Non-cash interest expense and other	21	10
Loss on disposal of assets and restructuring of assets	221	352
Reimbursement of tenant improvements	2,434	654
Changes in operating assets and liabilities:
Accounts receivable	(332)	(803)
Prepaid expenses and other assets	891	(494)
Accounts payable and accrued liabilities	(1,673)	2,050
Other liabilities	(1,129)	26
Net cash flows from operating activities	8,733	5,122

Cash flows from investing activities:
Purchase of property and equipment	(9,288)	(3,014)
Cash paid for business combination	—	(2,726)
Cash acquired in business combination	—	527
Proceeds from sale of assets	27	9
Net cash flows from investing activities	(9,261)	(5,204)

Cash flows from financing activities:
Proceeds from stock option exercises	6,410	264
Proceeds from follow-on public offering, net of $0.7 million underwriting discount	13,716	—
Payments for stock issuance costs	(1,167)	(40)
Payments for tax withholding on equity awards	(7,146)	—
Principal payments on capital lease obligations	(3,341)	(2,997)
Net cash flows from financing activities	8,472	(2,773)

Effect of foreign currency exchange rates on cash	(3)	2
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,941	(2,853)

Cash, cash equivalents, and restricted cash at beginning of period	175,496	40,478
Cash, cash equivalents, and restricted cash at end of period	$183,437	$37,625

SENDGRID, INC.

Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months Ended June 30,
(in thousands)	2018	2017
Net cash flows from operating activities	$8,772	$3,392
Purchase of property and equipment	(3,226)	(1,220)
Principal payments on capital lease obligations	(1,647)	(1,480)
Free cash flow	$3,899	$692

SENDGRID, INC.

Consolidated Balance Sheets

(Unaudited)

	As of June 30,	As of December 31,
(in thousands)	2018	2017
Assets
Current Assets:
Cash and cash equivalents	$182,317	$175,496
Restricted cash	1,120	—
Accounts receivable - trade, net of allowance	6,103	5,765
Prepaid expenses and other current assets	5,599	9,087
Total current assets	195,139	190,348

Noncurrent Assets:
Property and equipment, net	34,249	29,192
Intangible assets, net	1,554	1,795
Other assets	322	300
Goodwill	1,648	1,648
Total noncurrent assets	37,773	32,935
Total assets	$232,912	$223,283

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$9,405	$13,837
Current portion of capital lease obligations	6,208	6,110
Current portion of deferred rent	1,138	328
Other current liabilities	1,273	1,575
Total current liabilities	18,024	21,850

Long-Term Obligations, Net of Current Portion:
Capital lease obligations, net of current portion	10,492	11,095
Deferred rent, net of current portion	9,561	10,054
Other long-term liabilities	532	510
Total long-term obligations, net of current portion:	20,585	21,659
Total liabilities	38,609	43,509

Stockholders’ equity:
Common stock, $0.001 par value	46	39
Additional paid-in capital	246,328	229,594
Accumulated deficit	(52,066)	(49,857)
Accumulated other comprehensive loss	(5)	(2)
Total stockholders’ equity	194,303	179,774
Total liabilities and stockholders’ equity	$232,912	$223,283

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended June 30,
(in thousands)	2018	2017
Cost of revenue	$8,805	$7,274
Less:
Stock-based compensation expense	324	97
Restructuring expense	—	—
Merger and acquisition expenses	20	20
Adjustment to redeemable preferred stock warrant	—	—
Certain IPO costs	—	—
Non-GAAP cost of revenue	$8,461	$7,157

Cost of revenue as a % of revenue	24.7%	26.9%
Non-GAAP cost of revenue as a % of revenue	23.7%	26.5%

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended June 30,
(in thousands)	2018	2017
Research and development	$9,871	$7,139
Less:
Stock-based compensation expense	1,114	215
Restructuring expense	—	—
Merger and acquisition expenses	128	195
Adjustment to redeemable preferred stock warrant	—	—
Certain IPO costs	—	—
Non-GAAP research and development	$8,629	$6,729

Research and development as a % of revenue	27.7%	26.4%
Non-GAAP research and development as a % of revenue	24.2%	24.9%

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended June 30,
(in thousands)	2018	2017
Selling and marketing	$8,707	$6,870
Less:
Stock-based compensation expense	409	180
Restructuring expense	—	—
Merger and acquisition expenses	4	(6)
Adjustment to redeemable preferred stock warrant	—	—
Certain IPO costs	—	—
Non-GAAP selling and marketing	$8,294	$6,696

Selling and marketing as a % of revenue	24.4%	25.4%
Non-GAAP selling and marketing as a % of revenue	23.2%	24.8%

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended June 30,
(in thousands)	2018	2017
General and administrative	$9,165	$6,494
Less:
Stock-based compensation expense	965	301
Restructuring expense	174	167
Merger and acquisition expenses	5	5
Adjustment to redeemable preferred stock warrant	—	544
Certain IPO costs	(1)	166
Non-GAAP general and administrative	$8,022	$5,311

General and administrative as a % of revenue	25.7%	24.0%
Non-GAAP general and administrative as a % of revenue	22.5%	19.7%

Source: SendGrid, Inc.

Contacts

Investor Relations Contact:

David Banks, 720-588-4496

david.banks@sendgrid.com

or

Media Contact:

David Friedman, 303-868-9641

david.friedman@sendgrid.com